                         Immunity From Suit Agreement

                                    BETWEEN

                                Motorola, Inc.

                                      AND

                       Microelectronics Packaging, Inc.
                             9577 Chesapeake Drive
                          San Diego, California 92123

                             Agreement No. 98-143
                                           ------
                           Effective Date: 7/21/98
                                           -------



CSP rev 0.0.072098                                                       98-143

CONTENTS

Immunity Agreement                                                   Page
                                                                     ----
     1. DEFINITIONS                                                    4
     2. MUTUAL RELEASES                                                6
     3. IMMUNITY (GRANT)
     4. PAYMENT                                                        7
     5. TERM AND TERMINATION                                           9
     6. RIGHTS AND REMEDIES                                           10
     7. LIMITATION ON WARRANTY
     8. LIMITATION ON LIABILITY                                       11
     9. DISPUTES                                                      12
    10. MISCELLANEOUS                                                 12



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                                       2

THIS AGREEMENT is effective as of the 21st day of July, 1998, (hereinafter the
                                      -----       -----
"EFFECTIVE DATE") between Motorola, Inc., a Delaware corporation, having an office at 8000 West. Sunrise Blvd. Ft. Lauderdale, Florida, 33322 (hereinafter called "MOTOROLA"), and Microelectronics Packaging Inc., a corporation of California, having an office at 9577 Chesapeake Drive San Diego, California 92123, (hereinafter called "ASSEMBLY HOUSE").

WHEREAS, MOTOROLA owns and has, or may have, patents issued and applications for patents pending, in various countries of the world which relate to BGA PACKAGES (as hereinafter defined) and

WHEREAS, ASSEMBLY HOUSE owns and has, or may have, rights in various patents issued, and applications for patents pending, in various countries of the world which may relate to BGA PACKAGES, and

WHEREAS, ASSEMBLY HOUSE and MOTOROLA may be engaged in continuing research, development, and engineering in regard to BGA PACKAGES and may have programs for the patenting of inventions resulting therefrom; and

WHEREAS, ASSEMBLY HOUSE is interested in providing the service of making and assembling BGA PACKAGES for semiconductor manufacturers including those who are competitors of MOTOROLA;

NOW THEREFORE, in consideration of the mutual covenants and conditions hereinafter set forth, it is agreed as follows:


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                                       3

Section 1 - DEFINITIONS

The capitalized terms used herein shall have the definitions assigned to them in this Section 1, and shall include the singular as well as the plural.

1.1 SUBSIDIARY means a corporation, company, or other entity more than fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, now or hereafter, owned or controlled, directly or indirectly by a party hereto, but such corporation, company, or other entity shall be deemed to be a SUBSIDIARY only so long as such ownership or control exists.

1.2 SEMICONDUCTIVE MATERIAL means any material whose conductivity is intermediate to that of metals and insulators at room temperature and whose conductivity, over some temperature range, increases with increases in temperature. Such material shall include but not be limited to refined products, reaction products, reduced products, mixtures and compounds.

1.3 INTEGRATED CIRCUIT STRUCTURE means an integral unit consisting primarily of a plurality of active and/or passive circuit elements associated on, or in, a unitary body of SEMICONDUCTIVE MATERIAL for performing electrical or electronic functions.

1.4 BGA PACKAGE means a semiconductor device package for mounting one or more INTEGRATED CIRCUIT STRUCTURE, the package comprising a substrate having a mounting area on one side thereof upon which the one or more INTEGRATED CIRCUIT STRUCTURE can be mounted and electrically connected to the substrate by flip chip and/or wire bonding. The substrate further includes pads on the side opposite to that having the mounting area, for receiving solder balls or the like and for providing electrical contact to the one or more INTEGRATED CIRCUIT STRUCTURE. A BGA PACKAGE may have plastic encapsulating material overlying the one or more INTEGRATED CIRCUIT STRUCTURE. A BGA PACKAGE may have pads which are not electrically connected to the INTEGRATED CIRCUIT STRUCTURE.



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                                       4

1.5 MOTOROLA PATENTS means all classes or types of patents, utility models, design patents and applications for the aforementioned of all countries of the world relating to FLIP CHIP BGA PACKAGES and enhancements thereto which, prior to the date of expiration or termination of this Agreement, are:

     (i) issued, published or filed, and which arise out of inventions made by one or more employees of MOTOROLA or a SUBSIDIARY thereof, or

     (ii) acquired by MOTOROLA or a SUBSIDIARY thereof,

and under which and to the extent to which and subject to the conditions under which MOTOROLA or a SUBSIDIARY thereof may have, as of the EFFECTIVE DATE of this Agreement, or may thereafter during the term of this Agreement acquire, the right to grant licenses or rights of the scope granted herein without the payment of royalties or other consideration to third persons, except for payments to third persons (a) for inventions made by said third persons while engaged by MOTOROLA or a SUBSIDIARY thereof and (b) as consideration for the acquisition of such patents, utility models, design patents and applications.

1.6 ASSEMBLY HOUSE PATENTS means all classes or types of patents, utility models, design patents and applications for the aforementioned of all countries of the world relating to FLIP CHIP BGA PACKAGES and enhancements thereto which, prior to the date of expiration or termination of this Agreement, are:

     (i) issued, published or filed, and which arise out of inventions made by one or more employees of ASSEMBLY HOUSE or a SUBSIDIARY thereof. or

     (ii) acquired by ASSEMBLY HOUSE or a SUBSIDIARY thereof,

and under which and to the extent to which and subject to the conditions under which ASSEMBLY HOUSE or a SUBSIDIARY thereof may have, as of the EFFECTIVE DATE of this Agreement, or may thereafter during the term of this Agreement acquire, the right to grant licenses or rights of the scope granted herein without the payment of royalties or other consideration to third persons, except for payments to third persons (a) for inventions made by said third persons while engaged by ASSEMBLY HOUSE or a SUBSIDIARY thereof and (b) as consideration for the acquisition of such patents, utility models, design patents and applications.



CSP rev 0.0.072098                                                       98-143

Section 2 - MUTUAL RELEASES

2.1 MOTOROLA hereby releases, acquits, and forever discharges ASSEMBLY HOUSE and any entity that is a SUBSIDIARY of ASSEMBLY HOUSE on the EFFECTIVE DATE for any time prior to the EFFECTIVE DATE, from any and all claims or liability for infringement or alleged infringement of any MOTOROLA PATENTS for which immunity from suit is herein granted by MOTOROLA.

2.2 ASSEMBLY HOUSE and its SUBSIDIARIES hereby release, acquit and forever discharge MOTOROLA and any entity that is a SUBSIDIARY of MOTOROLA on the EFFECTIVE DATE for any time prior to the EFFECTIVE DATE, from any and all claims or liability for infringement or alleged infringement of any ASSEMBLY HOUSE PATENTS for which immunity from suit is herein granted by ASSEMBLY HOUSE to MOTOROLA.

Section 3 - IMMUNITY FROM SUIT

3.1 MOTOROLA hereby grants to ASSEMBLY HOUSE and its SUBSIDIARIES, for the term of this Agreement, immunity from suit under MOTOROLA PATENTS for making or assembling BGA PACKAGES, with or without solder balls or the like, for a third party or for internal use by ASSEMBLY HOUSE. In no event shall the immunity from suit apply to INTEGRATED CIRCUIT STRUCTURES that infringe any MOTOROLA PATENT independent of being packaged in a BGA PACKAGE.

3.2 ASSEMBLY HOUSE and its SUBSIDIARIES hereby grant to MOTOROLA and its SUBSIDIARIES, for the term of this Agreement, immunity from suit under ASSEMBLY HOUSE PATENTS and trade secrets for making and/or having made and assembling or having assembled BGA PACKAGES, with or without solder balls or the like, and for the subsequent sale and use of BGA PACKAGES. In no event shall the immunity from suit apply to INTEGRATED CIRCUIT STRUCTURES that infringe any ASSEMBLY HOUSE PATENT independent of being packaged in a BGA PACKAGE.

3.3 No licenses under any copyrights or mask work rights of either MOTOROLA or ASSEMBLY HOUSE or a SUBSIDIARY of either are granted under this Agreement.

3.4 ALL INTELLECTUAL PROPERTY RIGHTS NOT EXPRESSLY CONVEYED IN THE PROVISIONS ABOVE ARE HEREBY RETAINED UNTO MOTOROLA AND ASSEMBLY HOUSE. RESPECTIVELY.



CSP rev 0.0.072098                                                       98-143

Section 4 - PAYMENTS

4.1 In partial consideration for the rights granted by MOTOROLA in Section 3, ASSEMBLY HOUSE agrees to pay MOTOROLA a royalty based on the total number of pads on BGA PACKAGES made or assembled by ASSEMBLY HOUSE and its SUBSIDIARIES, and shipped, sold, or otherwise disposed of to customers of ASSEMBLY HOUSE or its SUBSIDIARIES and subject to the immunity from suit of section 3.1, excluding those made for MOTOROLA and excluding returns, in accordance with the following:

     4.1.1 The royalty for wire bond BGA PACKAGES shall be seven ten thousandths of a United States Dollar (US $0.0007) per pad until a royalty of five hundred thousand United States Dollars (US $500,000.00) has been accrued.

     4.1.2 After a royalty of five hundred thousand United States Dollars (US $500,000.00) has been accrued, the royalty for wire bond BGA PACKAGES shall be three ten thousandths of a United States Dollar (US $0.0003) per pad.

     4.1.3 The royalty for flip chip bond BGA PACKAGES shall be two thousandths of a United States Dollar (US $0.0020) per pad until a royalty of one million three hundred thirty five thousand United States Dollars (US $1 335 000.00) has been accrued.

     4.1.4 After a royalty of one million three hundred thirty five thousand United States Dollars (US $1335,000.00) has been accrued, the royalty for flip chip bond BGA PACKAGES shall be one thousandth of a United States Dollar (US $0.001) per pad.



CSP rev 0.0.072098                                                       98-143

4.2 Payment periods shall be on a quarterly basis. Within forty-five (45) days after each calendar quarter ending March 31, June 30, September 30, and December 31, beginning with the first end of the calendar quarter following the EFFECTIVE DATE, and continuing until all royalties due hereunder have been reported and paid, ASSEMBLY HOUSE shall pay to MOTOROLA, on behalf of ASSEMBLY HOUSE and all SUBSIDIARIES of ASSEMBLY HOUSE, the royalties payable for that calendar quarter in accordance with Section 4.1. Each royalty payment shall be accompanied by a detailed and complete written statement, certified by a responsible officer of ASSEMBLY HOUSE certifying the number of BGA PACKAGES made, assembled, sold, or otherwise disposed of by ASSEMBLY HOUSE or any SUBSIDIARY of ASSEMBLY HOUSE or shall specify that no BGA PACKAGES have been made, assembled, sold, or otherwise disposed of during that calendar quarter. The written statement shall specifically set forth and account for the number of BGA PACKAGES made, assembled, sold, or otherwise disposed of by ASSEMBLY HOUSE or any SUBSIDIARY of ASSEMBLY HOUSE that employ Wire Bond techniques and those that employ Flip Chip Bond techniques. In addition, the written statement shall set forth and account for royalties payable for that calendar quarter that are attributable to the disposition, by ASSEMBLY HOUSE or any SUBSIDIARY of ASSEMBLY HOUSE, of Wire Bond BGA PACKAGES and Flip Chip Bond BGA PACKAGES, respectively.

4.3 Any payment hereunder which shall be delayed beyond the due date shall be subject to an interest charge of one (1) percent per month on the unpaid balance payable in United States currency until paid. The foregoing payment of interest shall not affect MOTOROLA's right to terminate in accordance with Section 5.

4.4 ASSEMBLY HOUSE shall keep full, clear and accurate records with respect to BGA PACKAGES. MOTOROLA shall have the right through a mutually agreed upon independent auditor to examine and audit, no more than once a year, at a mutually agreeable time, all such records and such other records and accounts as may under recognized accounting practices contain information bearing upon the amount of royalty payable to MOTOROLA under this Agreement. Prompt adjustment shall be made to compensate for any errors or omissions disclosed by such examination or audit. Neither such right to examine and audit nor the right to receive such adjustment shall be affected by any statement to the contrary appearing on a check or otherwise.

4.5 Payments hereunder are to be made to Motorola Inc., Account No. 00154413 at Citibank, N.A., 111 Wall Street, 6th Floor/6, New York, NY 10043, Attn.: Wire Transfer Department (telephone number (212) 627-3999). Notice of payments shall be sent by ASSEMBLY HOUSE to MOTOROLA's address in Section 10.9.



CSP rev 0.0.072098                                                       98-143

Section 5 - TERM AND TERMINATION AND ASSIGNABILITY

5.1 The term of this Agreement shall run from the EFFECTIVE DATE until December 31, 2005 unless earlier terminated as elsewhere provided in this Agreement.

5.2 In the event of any breach of this Agreement by either party hereto (including ASSEMBLY HOUSE's obligation to make payments under Section 4), if such breach is not corrected within forty-five (45) days after written notice describing such breach, this Agreement may be terminated forthwith by further written notice to that effect from the party noticing the breach.

5.3 Either party hereto shall also have the right to terminate this Agreement forthwith by giving written notice of termination to the other party at any time, upon or after:

     5.3.1 the filing by such other party of a petition in bankruptcy or insolvency; or

     5.3.2 any adjudication that such other party is bankrupt or insolvent; or

     5.3.3 the filing by such other party of any legal action or document seeking reorganization, readjustment or arrangement of its business under any law relating to bankruptcy or insolvency; or

     5.3.4 the appointment of a receiver for all or substantially all of the property of such other party; or

     5.3.5 the making by such other party of any assignment for the benefit of creditors; or

     5.3.6 the institution of any proceedings for the liquidation or winding up of such other party's business or for the termination of its corporate charter; or

     5.3.7 in the event of any takeover or purchase of either party by a third party which shall be deemed by the other party to be a direct competitor.



CSP rev 0.0.072098                                                       98-143

5.4  In the event of termination of this Agreement by one party pursuant to
Section 5.2, the immunity and rights granted to or for the benefit of that one party hereto and its SUBSIDIARIES under MOTOROLA PATENTS or ASSEMBLY HOUSE PATENTS, as the case may be, depending upon who is the party doing the terminating, shall survive such termination and shall extend for the full term of this Agreement, but the immunity and rights granted to or for the benefit of the other party shall terminate as of the date termination takes effect.

5.5 At such time as is mutually agreeable, at the written request of either party hereto to the other party hereto, but in no event less than six (6) months prior to the expiration of this Agreement, the parties hereto shall discuss the possible extension of or the renewal of the term of this Agreement, including the possible amendment of the provisions thereof.

5.6 The rights and/or privileges provided for in this Agreement may be assigned or transferred by either party only with the prior written consent of the other party and with the authorization or approval of any governmental authority as then may be required. Such successor, before such assignment or transfer is effective, shall expressly assume in writing to the other party the performance of all of the terms and conditions of this Agreement to be performed by the assigning party. Any attempted assignment, transfer, or delegation which fails to comply with the terms of this section shall be void.

Section 6 - RIGHTS AND REMEDIES

6.1 ASSEMBLY HOUSE shall notify MOTOROLA immediately upon discovery of any unauthorized manufacture, use, sale, or disposition of BGA PACKAGES or any other breach of this Agreement, and will cooperate with MOTOROLA in every reasonable way to help MOTOROLA prevent any further unauthorized sale, use, or disposition thereof.

Section 7 - DISCLAIMER OF WARRANTY

7.1 MOTOROLA provides BGA PACKAGE technology AS IS. MOTOROLA makes no express or implied representations or warranties regarding BGA PACKAGE technology, its use, or performance. MOTOROLA disclaims any responsibility for technical accuracy, improvement, enhancements, or any other product or systems responsibility. MOTOROLA further disclaims any representation that ASSEMBLY HOUSE will be able to use BGA PACKAGE technology in an effective way such that a viable product will result from ASSEMBLY HOUSE's efforts in this regard.
Nothing in this Agreement shall be construed as requiring MOTOROLA to disclose any information regarding BGA PACKAGE technology to ASSEMBLY HOUSE at any time other than the MOTOROLA PATENTS.



CSP rev 0.0.072098                                                       98-143

7.2  Nothing in this agreement shall be construed as:

     7.2.1 A warranty or representation by MOTOROLA as to the validity or scope of any MOTOROLA PATENT;

     7.2.2 A warranty or representation by MOTOROLA that anything made, used, sold, or otherwise disposed of under any grant in this Agreement is or will be free from infringement of patents of third persons;

     7.2.3 An obligation by MOTOROLA to bring or prosecute actions or suits against third parties for infringement of any patent; or

     7.2.4 An obligation by MOTOROLA to indemnify or defend ASSEMBLY HOUSE against a claim of infringement of a US patent.

7.3 FURTHER, MOTOROLA MAKES NO WARRANTIES TO ASSEMBLY HOUSE WITH RESPECT TO THE BGA PACKAGE TECHNOLOGY OR ANY SERVICE, ADVISE, OR ASSISTANCE FURNISHED HEREUNDER AND NO WARRANTIES OF ANY KIND, WHETHER WRITTEN, ORAL, IMPLIED, OR STATUTORY, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, ARISING FROM COURSE OF DEALING, OR USAGE IN TRADE SHALL APPTLY.

Section 8 - LIMITATION OF LIABILITY

8.1 IN NO EVENT SHALL MOTOROLA BE LIABLE FOR SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES; ANY DAMAGES WHATSOEVER RESULTING FROM USE OR LOSS OF USE OF BGA PACKAGE TECHNOLOGY OR RESULTING FROM DELAYS, INCONVENIENCE, LOSS OF DATA, TIME, PROFITS, OR GOODWILL, INCREASED COSTS OR ANY DIRECT OR INDIRECT DAMAGE ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT; OR THE USE OR PERFORMANCE OF BGA PACKAGE TECHNOLOGY, WHETHER IN AN ACTION IN CONTRACT OR TORT (INCLUDING NEGLIGENCE), REGARDLESS OF WHETHER MOTOROLA WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGE OR ANY REMEDY SET FORTH HEREIN FAILS OF ITS ESSENTIAL PURPOSE OR OTHERWISE.



CSP rev 0.0.072098                                                       98-143

Section 9 - DISPUTES

9.1 Except as otherwise specifically provided for in this Agreement, all disputes which are not promptly disposed of by mutual agreement shall be decided as set forth in this section. Pending resolution of such disputes, ASSEMBLY HOUSE may continue with performance under this Agreement and under the terms of separate purchase orders, dated subsequent to the EFFECTIVE DATE hereof, as directed by MOTOROLA.

9.2 ASSEMBLY HOUSE and MOTOROLA will attempt to settle any claim or controversy arising out of this Agreement through consultation and good faith negotiations in the spirit of mutual cooperation. If these attempts fail, the dispute will be first submitted to a mutually acceptable form of alternate dispute resolution ("ADR"). Neither party may unreasonably withhold acceptance of such a form of ADR, and selection of the form of ADR shall be made within forty-five (45) days after written notice by one party demanding such resolution. The cost of such ADR shall be shared equally by ASSEMBLY HOUSE and MOTOROLA.

9.3 Any dispute that the parties cannot resolve as set forth above shall be submitted to the courts within the State of Illinois which shall have the exclusive jurisdiction regarding the dispute (including, but not limited to, any arising out of or in connection with this Agreement, its execution, performance or termination).

Section 10 - MISCELLANEOUS PROVISIONS

10.1 Each of the parties hereto represents and warrants that it has the right to grant, for the benefit of the other, the immunity and rights granted hereunder in Sections 2 and 3.

10.2 Nothing contained in this Agreement shall be construed as:

     10.2.1 restricting the right of MOTOROLA or any of its SUBSIDIARIES to make, use, sell, lease, or otherwise dispose of any particular product or products not herein granted immunity;

     10.2.2 restricting the right of ASSEMBLY HOUSE or any of its SUBSIDIARIES to make, use, sell, lease, or otherwise dispose of any particular product or products not herein granted immunity;

     10.2.3 an admission by ASSEMBLY HOUSE of, or a warranty or representation by MOTOROLA as to, the validity and/or scope of the MOTOROLA PATENTS, or a limitation on ASSEMBLY HOUSE to contest, in any proceeding, the validity and/or scope thereof;



CSP rev 0.0.072098                                                       98-143

     10.2.4 an admission by MOTOROLA of, or a warranty or representation by ASSEMBLY HOUSE as to, the validity and/or scope of the ASSEMBLY HOUSE PATENTS, or a limitation on MOTOROLA to contest, in any proceeding, the validity and/or scope thereof;

     10.2.5 conferring any immunity, license or other right, by implication, estoppel or otherwise, under any patent application, patent or patent right, except as herein expressly granted under the MOTOROLA PATENTS, and the ASSEMBLY HOUSE PATENTS;

     10.2.6 conferring any license or right with respect to any trademark, trade or brand name, a corporate name of either party or any of their respective SUBSIDIARIES, or any other name or mark, or contraction, abbreviation or simulation thereof;

     10.2.7 imposing on MOTOROLA any obligation to institute any suit or action for infringement of any MOTOROLA PATENTS, or to defend any suit or action brought by a third party which challenges or concerns the validity of any MOTOROLA PATENTS;

     10.2.8 imposing upon ASSEMBLY HOUSE any obligation to institute any suit or action for infringement of any ASSEMBLY HOUSE PATENTS, or to defend any suit or action brought by a third party which challenges or concerns the validity of any ASSEMBLY HOUSE PATENTS:

     10.2.9 imposing on either party any obligation to file any patent application or to secure any patent or maintain any patent in force; or

     10.2.10 an obligation on either party to furnish any manufacturing or technical information under this Agreement except as the same is specifically provided for herein.

10.3 No express or implied waiver by either of the parties to this Agreement of any breach of any term, condition or obligation of this Agreement by the other party shall be construed as a waiver of any subsequent breach of that term, condition or obligation or of any other term, condition or obligation of this Agreement of the same or of a different nature.



CSP rev 0.0.072098                                                       98-143

10.4 Anything contained in this Agreement to the contrary notwithstanding, the obligations of the parties hereto shall be subject to all laws, both present and future, of any Government having jurisdiction over either party hereto, and to orders or regulations of any such Government, or any department, agency, or court thereof, and acts of war, acts of public enemies, strikes, or other labor disturbances, fires, floods, acts of God, or any causes of like or different kind beyond the control of the parties, and the parties hereto shall be excused from any failure to perform any obligation hereunder to the extent such failure is caused by any such law, order, regulation, or contingency but only so long as said law, order, regulation or contingency continues.

10.5 The captions used in this Agreement are for convenience only, and are not to be used in interpreting the obligations of the parties under this Agreement.

10.6 This Agreement and the performance of the parties hereunder shall be construed in accordance with and governed by the laws of the State of Illinois.

10.7 If any term, clause, or provision of this Agreement shall be judged to be invalid, the validity of any other term, clause, or provision shall not be affected; and such invalid term, clause, or provision shall be deemed deleted from this Agreement.

10.8 This Agreement constitutes the entire understanding and is the full and complete statement of this contract between MOTOROLA and ASSEMBLY HOUSE regarding BGA PACKAGES and supersedes all oral or written proposals, prior agreements, and other prior communications between the parties, concerning the subject matter of this Agreement. No representation or promise relating to and no amendment of this Agreement shall be binding unless it is in writing and signed by duly authorized representatives of both parties.



CSP rev 0.0.072098                                                       98-143

10.9 All notices required or permitted to be given hereunder shall be in writing and shall be valid and sufficient if dispatched by registered airmail, postage prepaid, in any post office in the United States, addressed as follows:

     10.9.1  If to MOTOROLA:

     Motorola, Inc.
     1303 East Algonquin Road
     Schaumburg, Illinois 60196

          Attention: Vice President of Patents, Trademarks, and Licensing
               Further Attn.: Val Jean F. Hillman, esq.
               Telecopier Number (954) 723-3871

     10.9.2 If to ASSEMBLY HOUSE:

     Microelectronics Packaging, Inc.
     9577 Chesapeake Drive
     San Diego, California 92123

          Attention:  Senior Vice President and Chief Financial Officer

     10.9.3 The date of receipt of such a notice shall be the date for the commencement of the running of the period provided for in such notice, or the date at which such notice takes effect, as the case may be.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate.

MOTOROLA, INC.                              MICROELECTRONICS PACKAGING. INC.



By: /s/ PAUL FOWLER                         By: /s/ DENIS J. TRAFECANTY
    ---------------                             -----------------------
        Paul Fowler                                 Denis J. Trafecanty

Title:  Senior Vice President               Title:  Senior Vice President
        and General Manager                         and Chief Financial Officer
        Radio Products Group



CSP rev 0.0.072098                                                        98-143